SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  September 5, 2006


                          HOUSTON AMERICAN ENERGY CORP.
                          -----------------------------
               (Exact name of registrant as specified in Charter)

           Delaware                      0-33027              76-0675953
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 (State or other jurisdiction of       (Commission           (IRS Employer
  incorporation or organization)        File No.)          Identification No.)


                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
              ----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  713-222-6966
                           ---------------------------
                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to
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[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
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[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
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Item 8.01. Other Events.

Houston American Energy Corp. (the "Company") provides the following updated information regarding the status of drilling on its Cabiona prospect in
Colombia:

On September 3, 2006, Hupecol LLC completed the drilling of the Cabiona A1 well to 4536 feet. The Cabiona A1 well was drilled on the Southern most location on the contract area, which was an accessible location in the contract area in the current very wet weather environment. Drilling of the Cabiona A1 well satisfies the requirement of the Colombian National Hydrocarbon Agency (ANH) that a well be drilled and logged on the contract area prior to September 9, 2006. The Cabiona A1 well proved to be non-commercial and is currently being plugged.

The Cabiona A4 well, offsetting the original OXY Cabiona #1 well, is scheduled to be drilled as a definitive test of the first of five geologic features within the Cabiona contract area. The Cabiona A4 well is ready to be drilled with drilling expected to commence immediately upon relocation of the drilling rig from the Cabiona A1 site. The Cabiona #8 well is scheduled to be drilled upon completion of drilling on the Cabiona A4 well to test the second of the five geologic features.

The Company holds, through its interest in Hupecol Dorotea and Cabiona LLC ("HDC
LLC)", a 12.5% interest in the Cabiona concession. HDC LLC owns the Cabiona concession through a contract with the ANH and Hupecol LLC is the operator of the Cabiona concession.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOUSTON AMERICAN ENERGY CORP.

Dated:  September 5, 2006
                                   By:  /s/ John Terwilliger
                                        John Terwilliger,
                                        President and Chief Executive Officer



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